Exhibit 99.1



[Willow Financial Bancorp LOGO]                     170 S. Warner Road
                                                       Wayne, Pa 19087
                                         Telephone No.: (610) 995-1785
                                               Fax No.: (610) 975-4365


   Press Release               FOR IMMEDIATE RELEASE
                                       Contact:  Donna M. Coughey, CEO
                                       Joseph T. Crowley, CFO
                                       Telephone:  610-995-1700


           WILLOW FINANCIAL BANCORP, INC. ANNOUNCES
           RETIREMENT OF WILLIAM WRIGHT FROM BOARD


     Wayne, Pennsylvania - (December 28, 2006) Willow Financial Bancorp, Inc. (the "Company") (Nasdaq/Global Select Market:
WFBC), the holding company for Willow Financial Bank (the "Bank"), announced that William M. Wright has decided to leave his positions as a director of the Company.

     Mr. Wright stated, "I appreciate the opportunity to serve as a director of the Company and the Bank as well as the many years I served as a director for Chester Valley Bancorp. I value highly many of the relationships I have forged here. While I am retiring as a director, I look to forward to continuing to serve the Company in a consulting capacity."

     Chair of the Board, Rosemary C. Loring, stated "We are grateful for Bill's hard work and service to the Board. At the time of our merger with Chester Valley, we had a total of 17 directors. As I stated in an earlier press release, we have concluded that a smaller Board will be better and, with Bill's decision to retire, we have reduced the Board's size to 14."

     Donna M. Coughey, President and Chief Executive Officer, echoed Ms. Loring's comments and stated, "Bill served diligently for many years for both Chester Valley Bancorp and the Company. Through his consulting agreement, he will be instrumental in assisting the Company in its' community development efforts as well as customer and public relations in Chester County. We wish him continued success in his future endeavors. We also appreciate his willingness to assist us in our continuing efforts to reduce the overall size of the Board, which permits us to operate more efficiently."

     Separately, the Company announced that it had recently implemented a staff reduction initiative in which had eliminated six support positions. Ms. Coughey stated " The elimination of these positions will provide for short-term cost savings for the Company but in the long-term it will allow the Company to earmark these dollars to sales positions to assist in the growth of our Company. As a result of the staff reduction initiative, the Company will incur an approximate one-time charge of approximately $500 thousand or $0.02 per diluted share."



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About Willow Financial Bancorp:

Willow Financial Bancorp, Inc. is the holding company for Willow Financial Bank, a federally chartered savings bank. Willow Financial Bank was founded in 1909 and operates 28 branch locations in Bustleton, Dresher, Hatboro, Holland, Huntingdon Valley, Maple Glen, North Wales, Rhawnhurst, Roslyn Valley, Somerton, Southampton, Warminster (two), Willow Grove, Downingtown, Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square, Eagle, Coatesville, Avondale, Wayne and West Chester, Pennsylvania.

Additional information is available at: www.willowfinancialbank.com.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Financial Bancorp, Inc. management's intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "could", "may", "likely", "probably" or "possibly". These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Willow Financial Bancorp and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Actual results may differ materially from the anticipated results expressed in the forward-looking statements. Factors that may affect the Company's future operations are discussed in the documents filed by Willow Financial Bancorp with the Securities and Exchange Commission ("SEC") from time to time, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006. Additional factors that may cause the results referenced in forward-looking statements to differ from actual results include general economic conditions and the interest rate yield curve, changes in deposit flows, changes in credit quality and legislative and regulatory changes, among other things. Copies of these documents may be obtained from Willow Financial Bancorp upon request without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


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